Exhibit 99.1

Exhibit 1 - JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i)                                     Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)                                  Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: August 7, 2013

By:	/s/ Jonny Jones
Jonny Jones

JONES ENERGY DRILLING FUND, LP
By: JONES ENERGY MANAGEMENT, LLC,
its General Partner

By:	/s/ Jonny Jones
Jonny Jones, Manager

JONES ENERGY EQUITY PARTNERS, LP
By: JONES ENERGY MANAGEMENT, LLC,
its General Partner

By:	/s/ Jonny Jones
Jonny Jones, Manager

JONES ENERGY EQUITY PARTNERS II, LP
By: JONES ENERGY MANAGEMENT, LLC,
its General Partner

By:	/s/ Jonny Jones
Jonny Jones, Manager

JONES ENERGY TEAM 3, LP
By: JET 3 GP, LLC, its General Partner
By: Jon Rex Jones, Jr. Trust V, its Managing Member

By:	/s/ Jonny Jones
Jonny Jones, Trustee